Exhibit 99.1

Investor Relations:	Public Relations:
Brian Norris	Fitz Barth
Vice President of Investor Relations	Director of Communications
bnorris@evolvtechnology.com	fbarth@evolvtechnology.com

Evolv Technology Reports Strong Third Quarter Financial Results

– Company Raises Outlook for 2021 –

●	Q3 Total Contract Value (TCV) of $16.9 million, up 365% year-over-year
●	Q3 Revenue of $8.4 million, up 473% year-over-year

Waltham, Massachusetts – November 10, 2021 – Evolv Technology (NASDAQ: EVLV), the global leader in weapons detection security screening, today announced financial results for its third quarter ended September 30, 2021 and raised its business outlook for 2021.

“We are pleased to be reporting strong third quarter results highlighted by record revenues, accelerating channel activity and category defining new product innovations,” said Peter George, Chief Executive Officer of Evolv Technology. “We continued to extend our market leadership position with dozens of new customers including the Indianapolis Symphony Orchestra, the Nasdaq MarketSite and the National Football League’s Carolina Panthers and Tennessee Titans. Looking ahead, we are focused on a strong finish in 2021 and believe that we are well positioned for accelerated growth.”

Results for the Third Quarter of 2021

Total revenue for the third quarter of 2021 was $8.4 million, an increase of 473% compared to $1.5 million for the third quarter of 2020. Total Contract Value (“TCV”) of orders booked for the third quarter of 2021 was $16.9 million, an increase of 365% compared to $3.6 million in the third quarter of 2020. GAAP net income for the third quarter of 2021 was $23.2 million, or $0.15 per diluted share, compared to a GAAP net loss of $6.3 million, or $0.70 per basic and diluted share, for the third quarter of 2020.

Results for the First Nine Months of 2021

Total revenue for the first nine months of 2021 was $16.8 million, an increase of 513% compared to $2.8 million for the first nine months of 2020. TCV of orders booked for the first nine months of 2021 was $36.0 million, an increase of 280% compared to $9.5 million in the first nine months of 2020. GAAP net loss for the first nine months of 2021 was $13.4 million, or $0.28 per basic and diluted share, compared to a GAAP net loss of $17.8 million, or $2.00 per basic and diluted share, for the first nine months of 2020.

Company Raises Outlook for 2021

The Company today raised its business outlook for 2021. The Company’s outlook is based on the current indications for its business, which may change at any time.

Business Outlook for Year Ending December 31, 2021
Estimate	Issued August 16, 2021	Issued November 10, 2021
TCV of orders booked (in millions)	$53-$55	$53-$57
Total Revenue (in millions)	$20-$21	$20-$23

Company to Host Live Conference Call and Webcast

The Company’s management team plans to host a live conference call and webcast at 4:30 p.m. Eastern Time today to discuss the financial results as well as management’s outlook for the business and other matters. The conference call may be accessed in the United States by dialing +1.844.867.6169 and using access code 1400696. The conference call may be accessed outside of the United States by dialing +1.409.207.6975 and using access code 1400696. The conference call will be simultaneously webcast on the Company’s investor relations website, which can be accessed at http://ir.evolvtechnology.com. A replay of the conference call will be available for a period of 30 days by dialing 1.866.207.1041 or +1.402.970.0847 and using access code 3758262 or by accessing the webcast replay on the Company’s investor relations website at http://ir.evolvtechnology.com. The Company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About Evolv Technology

Evolv Technology (NASDAQ: EVLV) is the global leader in weapons detection security screening. Our mission is enabling a better experience and better security for venues, creating a safer world to work, learn, and play by transforming physical security to make everywhere safer. This enhances the visitor experience and improves weapons detection. We give sports fans, theme park visitors, concertgoers, shoppers, employees, students, and others peace of mind so that they can gather without fear of violence. Our security system, delivered as a SaaS-based offering, has scanned more than 100 million people, second only to the Department of Homeland Security’s Transportation Security Administration in the United States, and our technology combines powerful, advanced sensors with proven artificial intelligence (AI), security ecosystem integrations, and comprehensive venue analytics to reliably detect threats 10 times faster than traditional metal detectors. Evolv Technology, Evolv Express®, Evolv Insights™, and Evolv Cortex AI™ are registered trademarks or trademarks of Evolv Technologies, Inc. in the United States and other jurisdictions. For more information, visit https://evolvtechnology.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements and information, within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 that relate to our current expectations and views of future events. All statements other than statements of historical facts contained in this press release are forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “should,” “could,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or the negative of these terms or other similar expressions. These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events or our Company’s performance and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation expectations regarding Evolv’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and Evolv’s ability to invest in growth initiatives and pursue acquisition opportunities; the risk that the consummation of the business combination with NewHold Investment Corp. (the “Business Combination”) disrupts Evolv’s current plans;  the ability to recognize the anticipated benefits of the Business Combination; unexpected costs related to the Business Combination; limited liquidity and trading of our securities; geopolitical risk and changes in applicable laws or regulations; the possibility that we may be adversely affected by other economic, business, and/or competitive factors; operational risk; risk that the COVID-19 pandemic, including variants, vaccine roll-out efforts, and local, state, and federal responses to addressing the pandemic may have an adverse effect on our business operations, as well as our financial condition and results of operations; litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on our resources; our ability to successfully deploy the proceeds from the Business Combination; and the risk factors set forth under the caption “Risk Factors” in our prospectus, filed with the Securities and Exchange Commission (the “SEC”) on September 3, 2021, and in our other documents filed with or furnished to the SEC.

These statements reflect management’s current expectations regarding future events and operating performance and speak only as of the date of this press release. You should not put undue reliance on any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

EVOLV TECHNOLOGY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue:
Product revenue	$5,345	$349	$10,299	$422
Subscription revenue	2,305	794	5,118	1,743
Service revenue	717	318	1,429	585
Total revenue	8,367	1,461	16,846	2,750
Cost of revenue:
Product revenue	2,933	163	7,237	361
Subscription revenue	1,086	490	2,542	1,192
Service revenue	192	169	732	376
Total cost of revenue	4,211	822	10,511	1,929
Gross profit	4,156	639	6,335	821

Operating expenses:
Research and development	3,641	4,088	8,330	10,629
Sales and marketing	8,510	1,552	17,284	5,105
General and administrative	6,983	1,177	11,162	2,676
Loss from impairment of leased equipment	1,656	—	1,656	—
Total operating expenses	20,790	6,817	38,432	18,410
Loss from operations	(16,634)	(6,178)	(32,097)	(17,589)

Interest and other expense	(955)	(84)	(6,657)	(207)
Loss on extinguishment of debt	(865)	—	(12,685)	—
Change in fair value of derivative liability	475	—	(1,745)	—
Change in fair value of contingent earn-out liability	31,818	—	31,818	—
Change in fair value of contingently issuable common stock liability	5,718	—	5,718	—
Change in fair value of public warrant liability	3,152	—	3,152	—
Change in fair value of common stock warrant liability	42	—	(879)	—
Total other income (expense)	$39,385	$(84)	$18,722	$(207)

Net income (loss) and comprehensive loss attributable to common stockholders – basic	$22,751	$(6,262)	$(13,375)	$(17,796)

Net income (loss) and comprehensive loss attributable to common stockholders – diluted	$23,222	$(6,262)	$(13,375)	$(17,796)

Net income (loss) per share – basic	$0.19	$(0.70)	$(0.28)	$(2.00)

Net income (loss) per share – diluted	$0.15	$(0.70)	$(0.28)	$(2.00)

Weighted average ordinary shares outstanding – basic	119,745,196	8,917,855	47,786,638	8,892,564
Weighted average ordinary shares outstanding – diluted	153,903,195	8,917,855	47,786,638	8,892,564

EVOLV TECHNOLOGY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash	333,747	4,704
Restricted Cash	400	—
Accounts receivable, net	7,330	1,401
Inventory	3,530	2,742
Prepaid expenses and other current assets	14,756	1,462
Total current assets	359,763	10,309
Commission asset, noncurrent	2,310	1,730
Property and equipment, net	17,783	9,316
Restricted cash, noncurrent	275	—
Other long-term assets	2,582	—
Total assets	$382,713	$21,355

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable	8,460	4,437
Accrued expenses and other current liabilities	6,169	3,727
Current portion of deferred revenue	5,668	3,717
Current portion of long-term debt	1,000	—
Other current liabilities	37	238
Total current liabilities	21,334	12,119
Deferred revenue	988	480
Noncurrent portion of deferred rent	371	—
Common stock warrant liability	—	1
Public warrant liability	20,484	—
Derivative liability	—	1,000
Contingent earn-out liability	35,027	—
Contingently issuable common stock liability	5,952	—
Financing obligation, noncurrent	—	132
Long-term debt, noncurrent	14,359	16,432
Total liabilities	98,515	30,164

Convertible preferred stock and shareholders’ equity
Convertible preferred stock	—	75,877
Common stock	14	1
Additional paid-in capital	391,440	9,194
Accumulated deficit	(107,256)	(93,881)
Total shareholders’ equity (deficit)	284,198	(84,686)
Total liabilities and shareholders’ equity	382,713	21,355

EVOLV TECHNOLOGY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(13,375)	$(17,796)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,948	685
Loss from impairment of leased equipment	1,656	—
Loss on disposal of fixed assets	659	—
Stock-based compensation	4,013	525
Noncash interest expense	5,561	—
Provision recorded for allowance for doubtful accounts	(63)	(16)
Loss on extinguishment of debt	12,685	—
Change in fair value of derivative liability	1,745	—
Change in fair value of common stock warrant liability	879	—
Change in fair value of earn-out liability	(31,818)	—
Change in fair value of contingently issuable common stock	(5,718)	—
Change in fair value of public warrant liability	(3,152)	—
Changes in operating assets and liabilities	(25,727)	(1,795)
Net cash used in operating activities	(50,707)	(18,397)

Cash flows from investing activities:
Purchases of property and equipment	(3,082)	(4,304)
Net cash used in investing activities	(3,082)	(4,304)

Cash flows from financing activities:
Proceeds from issuance of Series B-1 convertible preferred stock, net of issuance costs	—	2,994
Proceeds from exercise of stock options	777	418
Proceeds from issuance of common stock from the PIPE Investment	300,000	—
Proceeds from the closing of the Merger, net of offering costs	51,207	—
Repayment of financing obligations	(359)	(225)
Proceeds from long-term debt, net of issuance costs	31,882	5,284
Net cash provided by financing activities	383,507	8,471

Net increase (decrease) in cash	329,718	(14,230)

Cash, beginning of period	4,704	17,341
Cash, end of period	$334,422	$3,111

Supplemental disclosure of cash flow information:
Cash paid for interest	$427	$207